                                                                      Exhibit 11


                           HIE, INC. AND SUBSIDIARIES
               (FORMERLY HEALTHDYNE INFORMATION ENTERPRISES, INC.)
              STATEMENT OF COMPUTATION OF PER SHARE EARNINGS (LOSS)


                                                                                Years ended December 31,
                                                                     ----------------------------------------
                                                                          1998            1997         1996
                                                                     --------------- --------------- --------
                                                                         (In thousands, except per share data)
Net earnings (loss).............................................        $ 1,498        $(8,596)       $   107
                                                                        =======        =======        =======

Weighted average number of common shares outstanding............         24,031         22,587         19,863
                                                                        =======        =======        =======

Basic net earnings (loss) per common share......................        $  0.06        $ (0.38)       $  0.01
                                                                        =======        =======        =======
Shares used in diluted net earnings (loss) per share
     calculation:

     Weighted average number of common shares outstanding.......

                                                                         24,031         22,587         19,863

     Additional shares assumed outstanding from dilutive
     stock options used in diluted earnings (loss) per share
         calculation............................................            836             -- *        1,414
                                                                        -------        -------        -------

                                                                         24,867         22,587         21,277
                                                                        =======        =======        =======

Diluted net earnings (loss) per common share....................        $  0.06        $ (0.38)       $  0.01
                                                                        =======        =======        =======



* Since stock options are antidilutive to the loss per common share calculation, stock options are not considered in such loss per share calculation in 1997.